UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2006

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive
Edina, Minnesota		55436-1097
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Income Security Plan

On March 13, 2006, the Personnel and Compensation Committee of the Board of Directors of Alliant Techsystems Inc. (“ATK”) approved a new Alliant Techsystems Inc. Income Security Plan (a change in control severance plan) for executive officers of ATK.  The new plan replaces the prior change in control severance plan, which was terminated upon adoption of the new plan.  The new Income Security Plan is attached to this report as Exhibit 10.1.

The purpose of the Plan is to provide income security protection to certain executives of ATK in order to

•        ensure that those executives make good corporate decisions with respect to a possible “Change in Control,” as defined in the Plan, even if such a Change in Control may have adverse personal consequences, such as the loss of employment with ATK,

•        maximize stockholder value by keeping those executives engaged during periods of uncertainty relating to a possible Change in Control, and

•        provide those executives with the ability to transition to new employment if their employment with ATK is terminated as a result of a Change in Control.

Participation in the Plan is limited to executive officers of ATK who are required to file reports of beneficial ownership of ATK securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Section 16 Reporting Officers”).  Within the Plan, the Section 16 Reporting Officers are divided into two tiers with different levels of payments and benefits:

•        “Tier 1 Participants,” who are ATK’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and General Counsel; and

•        “Tier 2 Participants,” who are all other Section 16 Reporting Officers.

In the event of a “Qualifying Termination,” as defined in the Plan, each participant in the Plan will receive:

•        base salary through the date of termination to the extent not already paid;

•        a prorated portion of the annual bonus for the fiscal year in which the termination occurs, calculated based on (a) the target level of performance if the termination occurs within the first three quarters of the fiscal year or (b) the greater of projected actual performance or target performance if the termination occurs within the fourth quarter of the fiscal year;

•        immediate full vesting of any outstanding stock awards, other than performance vesting stock awards;

•        payment of outstanding performance vesting stock awards at the target level of performance;

•        a cash payment equal to the value of perquisites that ATK would have provided for a period of one year following termination; and

•       payment for legal fees and expenses incurred to obtain benefits if ATK does not pay benefits under the Plan.

Tier 1 Participants will also receive:

•       a cash payment equal to three times the participant’s annual base salary and current bonus opportunity, assuming the target level of performance had been achieved;

•       a cash payment equal to three times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

•       a cash payment equal to the value of benefits that ATK would have provided to the participant under ATK’s group health plan for a period of three years following termination;

•       an additional supplemental retirement benefit equal to the increased benefit that the participant would have received for the additional age and service that would have been credited under ATK’s supplemental retirement plan during the three-year period following the date of the termination; and

•       a gross-up payment necessary to cover any excise taxes payable on benefits received.

Tier 2 Participants will also receive:

•       a cash payment equal to two times the participant’s annual base salary and current bonus opportunity, assuming the target level of performance had been achieved;

•       a cash payment equal to two times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

•       a cash payment equal to the value of benefits that ATK would have provided to the participant under ATK’s group health plan for a period of two years following termination;

•       an additional supplemental retirement benefit equal to the increased benefit that the participant would have received for the additional age and service that would have been credited under ATK’s supplemental retirement plan during the two-year period following the date of termination; and

•       a gross-up payment necessary to cover any excise taxes payable on benefits received; provided, however, that if the aggregate present value of payments made for the participant’s benefit (whether paid or payable pursuant to the terms of the Plan or otherwise) does not exceed 110% of the greatest amount (the “Safe Harbor Amount”) that could be paid to the participant such that the receipt of payments under the Plan would not give rise to any excise tax, then the amounts payable to the participant under the Plan would be reduced so that the aggregate present value of payments made for the participant’s benefit would be reduced to the Safe Harbor Amount and no gross-up payment would be made.

The cash payments described above will be paid in a lump sum within 30 days after the end of the six-month period following the date of a participant’s Qualifying Termination.

A participant is entitled to severance benefits under the Plan in consideration of his or her execution of an agreement with terms substantially similar to the terms of the Separation Agreement and General Release of Claims (the “Release”) set forth as Exhibit A to the Plan.  ATK’s obligation to provide benefits to a participant will be conditioned on the participant’s continuing compliance with

•       the confidentiality and non-disparagement, non-competition and non-solicitation covenants set forth in the Release; and

•       the covenants to provide services to ATK set forth in the Release.

Performance Share Awards

Fiscal Year 2007-2009 Performance Period

On March 13, 2006, the Personnel and Compensation Committee of ATK’s Board of Directors (the “Committee”) granted performance awards to the named executive officers identified in the table below pursuant to the Alliant Techsystems Inc. 2005 Stock Incentive Plan (the “2005 Plan”).  The actual number of shares to be received by these officers depends on the achievement by ATK of (a) specified earnings-per-share and sales goals for fiscal year 2009 and (b) a specified average year-end return-on-invested-capital (ROIC) goal for the three-year fiscal 2007-2009 performance period.  Achievement of these goals will be determined and calculated as specified by the Committee.  These officers will receive no shares if performance is below the “Median” level.  The form of Performance Award Agreement for the fiscal year 2007-2009 performance period is attached to this report as Exhibit 10.2.

	Number of Shares Subject to Award At Each Performance Level
Name and Position	Median	High Performance	Stretch
Daniel J. Murphy
Chairman and Chief Executive Officer	20,000	40,000	50,000
Mark W. DeYoung
Senior Vice President and President ATK Ammunition Group	3,000	6,000	7,500

Fiscal Year 2007-2012 Performance Period

On March 13, 2006, the Committee granted performance awards to the named executive officers identified in the table below pursuant to the 2005 Plan.  The payment of shares to these officers pursuant to their performance awards depends on ATK’s achievement, at any time during the fiscal year 2007-2012 performance period, of a specified performance goal relating to the impact to ATK’s income before interest and taxes as measured and calculated by supply chain management savings.  ATK will pay the performance shares to these officers as soon as practicable after the Committee determines, in its sole discretion and during or following the completion of the performance period, whether ATK has achieved the performance goal.  The form of Performance Award Agreement for the fiscal year 2007-2012 performance period is attached to this report as Exhibit 10.3.

Name and Position	Number of Shares
Daniel J. Murphy
Chairman and Chief Executive Officer	40,000
Mark W. DeYoung
Senior Vice President and President ATK Ammunition Group	6,000

Performance Goals for Annual Incentive Compensation

On March 13, 2006, the Personnel and Compensation Committee of ATK’s Board of Directors (the “Committee”) approved the financial performance goals for ATK’s executive officers with respect to ATK’s annual incentive compensation plan for the fiscal year ended March 31, 2007 (“fiscal 2007”).  All ATK executive officers participate in ATK’s Management Compensation Plan, which provides for the cash payment of annual incentive compensation if objective, pre-established performance goals are achieved.  Achievement of these goals will be determined and calculated as specified by the Committee.

The attainment of the performance goals established for fiscal 2007 for executive officers who are corporate officers, including the Chief Executive Officer, will be measured based on the following financial criteria: earnings per share, sales, and “free cash flow,” which is cash provided from operations less capital expenditures plus asset sales.  These financial criteria are weighted as follows:

ATK Performance Criteria		Goal Weighting
•	Earnings Per Share	50%
•	Sales	25%
•	Free Cash Flow	25%

The attainment of the performance goals established for fiscal 2007 for executive officers who are leaders of ATK’s business groups will be measured based 30% on the weighted financial criteria set forth above and 70% on the following criteria for each business group, with a one-third weighting for each criterion:

Business Group Performance Criteria
•	Earnings Before Interest and Taxes (EBIT)
•	Sales
•	Free Cash Flow

The Committee in its discretion may also adjust each executive officer’s payment based on his or her individual performance, provided, however, that executive officers who are covered by Section 162(m) of the Internal Revenue Code may only have their payment adjusted downward.

Separation Agreement with Eric S. Rangen

On March 13, 2006, the Personnel and Compensation Committee of ATK’s Board of Directors (the “Committee”) approved the material terms of a separation agreement between ATK and Eric S. Rangen, Executive Vice President and Chief Executive Officer of ATK.  As previously disclosed in ATK’s filing on Form 8-K dated March 9, 2006, Mr. Rangen and ATK agreed that Mr. Rangen would leave ATK at the end of the fiscal year.

Under the terms approved by the Committee, Mr. Rangen will receive a lump-sum cash payment equal to one year of his current base salary of $344,000 plus one year of his annual bonus amount of $206,400, assuming target level of performance.  This payment is in addition to the salary and bonus that Mr. Rangen will earn for the fiscal year ending March 31, 2006.

The Committee accelerated the vesting of Mr. Rangen’s 20,000 unvested ATK stock options with an exercise price of $57.43 and 20,000 unvested ATK stock options with an exercise price of $66.58, effective as of the date of his termination of employment.  In accordance with the terms of Mr. Rangen’s stock option agreements, these options and Mr. Rangen’s previously-vested ATK stock options will be exercisable for up to three years from the date of his termination of employment.

In accordance with the terms of his performance share award agreement, Mr. Rangen will receive the number of performance shares he would have received for the fiscal year 2007 performance period based on the actual performance level achieved for that period, but prorated for his service time with ATK during two years of the three-year period from fiscal years 2005-2007.

The Committee also approved cash payments to Mr. Rangen to provide for one year of health care coverage and financial planning services and approved executive outplacement services for Mr. Rangen for six months.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.

Description

10.1	Alliant Techsystems Inc. Income Security Plan, effective March 13, 2006.

10.2	Form of Performance Award Agreement under the Alliant Techsystems Inc. 2005 Stock Incentive Plan for the Fiscal Year 2007-2009 Performance Period.

10.3	Form of Performance Award Agreement under the Alliant Techsystems Inc. 2005 Stock Incentive Plan for the Fiscal Year 2007-2012 Performance Period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: March 17, 2006	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary